UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 2, 2026
Date of Report (Date of Earliest Event Reported)

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road,	Palo Alto,	California	94304
(Address of principal executive offices)			(Zip code)
(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2026, HP Inc. (“HP” or the “Company”) announced that Enrique Lores has stepped down as President and Chief Executive Officer and a member of the board of directors of HP (the “Board”), effective as of the end of day on February 2, 2026. Mr. Lores has elected to pursue an opportunity outside of HP. The Board has formed a CEO Search Committee to identify the Company’s next permanent Chief Executive Officer.

On February 2, 2026, HP appointed Bruce Broussard, age 63, who is currently serving as a member of the Board, as interim Chief Executive Officer, effective as of February 3, 2026. Since 2024, Mr. Broussard has served as an advisor to Humana Inc., a leading healthcare company, where he previously served as President and CEO for more than a decade. Before that, Mr. Broussard was Chief Executive Officer of McKesson Specialty/US Oncology, Inc., where he also held senior positions including Chief Financial Officer, President and Chairman of the Board during his 11-year tenure.

In connection with these transition matters, the Board approved Mr. Broussard’s compensation package for his services as interim Chief Executive Officer, consisting of monthly cash compensation of $362,500, as well as a one-time sign-on equity award in the form of restricted stock units with respect to shares of common stock of the Company with a grant date value of $7,000,000. The sign-on equity award is subject to the terms and conditions of the Company’s 2004 Stock Incentive Plan and applicable award agreement with Mr. Broussard and will cliff-vest on February 3, 2027, subject to Mr. Broussard’s continued employment with the Company and/or continued service as a member of the Board. While serving as interim Chief Executive Officer, Mr. Broussard will continue serving as a member of the Board but will not receive any additional cash or equity compensation for such service.

In connection with his appointment as interim Chief Executive Officer, Mr. Broussard has resigned as a member and Committee Chair of the HR and Compensation Committee of the Board as well as a member of the Nominating, Governance and Social Responsibility Committee of the Board.

There are no arrangements or understandings between Mr. Broussard and any other persons pursuant to which he is appointed to serve as the interim Chief Executive Officer. Mr. Broussard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and Mr. Broussard has no family relationships with any director or executive officer of HP.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On February 2, 2026, the Board adopted an amendment to the Company’s amended and restated bylaws (the “Bylaws”). The amendment, described below, and amended and restated Bylaws are effective as of February 3, 2026.

The amendment to the Bylaws is solely to decrease the number of authorized directorships comprising the Board from 13 to 12, in connection with Mr. Lores’s departure, effective as of February 3, 2026.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws. The Bylaws are included in Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 3, 2026, HP issued a press release regarding certain of the matters described in Item 5.02, and announcing that it is reaffirming its outlook for the first quarter of fiscal year 2026, as well as for the full fiscal year 2026.  A copy of HP’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Items 2.02 and 7.01, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of HP Inc.
99.1	HP Inc. News Release dated February 3, 2026.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP Inc.

DATE: February 3, 2026	By:	/s/ Julie Jacobs
	Name:	Julie Jacobs
	Title:	Chief Legal Officer, General Counsel, and Corporate Secretary